POWER OF ATTORNEY

The undersigned with respect to the matters described herein constitutes and appoints Thomas Reedy, Kelly Mahurin, Lisa Lee, Heather Saunders, Ashley Cullum, John Stuckey, Terence Rasmussen and Eric Margolin, each of whom may act individually, as my true and lawful attorney-in-fact to:

1)
Execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of CarMax Inc. (the "Company"), Forms 3, 4, and 5 (or any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

2)
Do  and perform  any and  all acts  for  and on behalf  of the undersigned that may  be necessary  or desirable to complete  and execute  any such Forms  3, 4, and 5 (or  any amendments thereto) and timely file such forms with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

3)
Take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest  of, or legally required by, the undersigned. The undersigned understands and confirms that the documents executed by such attorney-in-fact  on behalf of the undersigned  pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned  might or could do if personally present, with full power of substitution or revocation, hereby  ratifying  and confirming  all that such attorney-in-fact  shall  lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges  that the forgoing attorney-in-fact, in serving in such capacity at the request  of the undersigned,  is not  assuming,  or is the Company  assuming, any of the undersigned's  responsibilities  to comply  with  Section  16 of the Securities  Exchange  Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the Company.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this day 21st day of March 2012.

/s/ Willam D. Nash
William D. Nash